EXHIBIT 31.1

CERTIFICATION

I, John H. Bullion, Chief Executive Officer of Orphan Medical, Inc., certify that:

1.  I have reviewed this Annual Report on Form 10-K of Orphan Medical, Inc.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:     April 29, 2005

/s/ John H. Bullion
John H. Bullion
Chief Executive Officer